EXHIBIT 99.4

CO-LOCATION AGREEMENT

This Co-location Agreement (“Agreement”), dated as of December 8, 2005, by and between Instinet Holdings Incorporated f/k/a Iceland Acquisition Corp., a Delaware corporation (“Newco”), Norway Acquisition Corp. f/k/a Instinet Group Incorporated, a Delaware corporation (“Company”) and The Nasdaq Stock Market, Inc., a Delaware corporation (“Parent”).

WHEREAS, Company entered into that certain Agreement and Plan of Merger, dated as of April 22, 2005, by and among Instinet Group Incorporated, a Delaware corporation (“Iceland”), Parent and Company, pursuant to which, among other things, Company merged with and into Iceland (the “Merger”);

WHEREAS, concurrently therewith, Newco, Company and Parent entered into that certain Transaction Agreement dated as of April 22, 2005 (the “Transaction Agreement”), pursuant to which Parent and Company agreed to sell to Newco all of the Newco Assets;

WHEREAS, the Transaction Agreement provides that Newco and Company shall enter into certain Ancillary Agreements, including this Agreement; and

WHEREAS, pursuant to the Transaction Agreement and in order to ensure an orderly transition of Company following the Merger and sale of the Newco Assets, Newco and Company are entering into this Agreement, pursuant to which Newco will provide or cause to be provided certain co-location services to Company and its Subsidiaries following the Closing Date.

NOW, THEREFORE, in consideration of the Transaction Agreement, the premises and of the mutual covenants, representations, warranties and agreements contained herein and therein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01 Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Transaction Agreement.

ARTICLE II

LICENSE

Section 2.01 Co-Location Space Use

(a) Co-Location Services. From and after the Closing Date, on the terms and subject to the conditions contained herein and the obtaining by Newco of any necessary consents, Company and its Subsidiaries (collectively, “Services Recipients”) may use, within the existing data center space designated on Exhibit A (the “Licensed Space”), up to that amount of segregated space and consume up to that amount of power resources designated on Exhibit A for the purpose of hosting computer and communication equipment of Services Recipients and their customers. The Newco resources required to support Services Recipients use of Licensed Space shall be consistent with the resources and intensity of use of those resources provided Services Recipients’ predecessor in the six months before the effective date of the Transaction Agreement (except to the extent any reduction to such resources is not, individually or in the aggregate with all reductions to any services, materially adverse to the conduct of Services Recipients’ business or Services Recipients’ relationship with any customer, and provided such reduction is consistent with a reduction in such resources with respect to Newco’s business).

(b) Common Area Access. From and after the Closing Date, on the terms and subject to the conditions contained herein and the obtaining by Newco of any necessary consents, Services Recipients may enter and use the common areas of the Harborside Financial Center Data Center (the “Building”), including general parking areas (designated for employees), common entrances, common elevators and common bathrooms, in a manner consistent with the access to such common areas Services Recipients predecessor had and the intensity of their use of such common areas before the Closing (except to the extent any reduction to such access is not, individually or in the aggregate with all reductions to any services, materially adverse to the conduct of Services Recipients’ business or Services Recipients’ relationship with any customer, and provided that such reduction is consistent with a reduction in such access with respect to Newco’s business), and subject to such reasonable rules and regulations as exist in connection with such areas as of the Closing Date and any restrictions imposed by the owner or operator of the Building.

(c) Customer Co-location. From and after the Closing Date, on the terms and subject to the conditions contained herein and the obtaining by Newco of any necessary consents, Services Recipients are permitted to allow their customers to co-locate with the Licensed Space or common areas provided that (i) such co-location is consistent with any restrictions imposed by the owner or operator of the Building; (ii) with each new co-located customer following the Closing, Services Recipients shall enter into a written agreement that incorporates the conditions and restrictions set forth herein with respect to use of the Licensed Space; and (iii) any amendment to any Existing Co-Location Agreement (as defined below) shall incorporate the conditions and restrictions set forth herein with respect to use of the Licensed Space.

(d) Telecommunications. At the request of the Services Recipients and subject to obtaining any necessary consents, Newco will take necessary steps, at Company’s cost and expense, to transfer telecommunications contracts for lease lines relating solely to the Services Recipients’ business and will take reasonable steps to allow the Services Recipients to continue to use shared circuits if needed to conduct business in a pre-Closing manner with Services Recipients bearing half the costs of any such shared circuits.

Section 2.02 Services. In addition, Newco shall provide from time to time upon the request of Services Recipients the support services set forth in Exhibit A (the “Support Services” and, together with the provision of the Licensed Space, the “Services”). The Support

Services will be provided in all respects with the same frequency, performance capability, functionality, capacity and accuracy as such services were provided by Iceland during the six (6) month period prior to the Closing (except to the extent any reduction in the frequency, performance capability, functionality, capacity and accuracy of such services is not, individually or in the aggregate with all reductions to any services, materially adverse to the conduct of Services Recipients’ business or Services Recipients’ relationship with any customer, and provided that such reduction is consistent with a reduction in the frequency, performance capability, functionality, capacity and accuracy of such services with respect to Newco’s business), provided that the Services shall be provided at all times (a) to Services Recipients in accordance with applicable law; and (b) to Services Recipients’ co-located customers that are parties to a co-location agreement set forth on Exhibit B (collectively, the “Existing Co-location Agreements”), in accordance with the terms of the respective Existing Co-location Agreement.

Section 2.03 Equipment Installation and Removal. Prior to the end of the Term, Services Recipients shall remove from the Licensed Space all of their property and the property of their customers, and shall repair any damage to the Licensed Space or the Building resulting from the installation, use or removal of such property.

Section 2.04 Condition of Licensed Space. Services Recipients hereby acknowledge that they have inspected the Licensed Space and agree to accept same in its “as is” condition as of the Closing Date, provided that Newco agrees to maintain the Licensed Space in such condition for the Term. Company further acknowledges and agrees that the Services Recipients, co-located customers and their employees and other representatives shall use due care in their use of the Licensed Space and any common areas, the fixtures and other existing structures in such locations.

Section 2.05 Alterations. Services Recipients, at their expense, shall have the right to make installations, repairs, alterations, improvements, changes, decorations or additions in or to the Licensed Space, provided that Services Recipients will not make any alterations that (i) are structural in nature; (ii) affect the exterior of any structural portions or components of the Building; or (iii) negatively affect Newco, any of its co-located customers, or any equipment of Newco or its co-located customers.

Section 2.06 TCP/IP Addresses. Upon termination or expiration of this Agreement for any reason, Newco, at the cost and expense of Services Recipients, shall take all steps and execute all documents to transfer all registered TCP/IP addresses used by Services Recipients or their customers to the Company or its designee(s).

Section 2.07 Service Coordinators; Dispute Resolution

(a) Newco and Company shall each nominate a representative to act as the primary contact person with respect to the performance of the Services (each, a “Service Coordinator”). Unless otherwise agreed by the parties, all communications relating to this Agreement and to the Services provided hereunder shall be directed to the Service Coordinators. The initial Service Coordinators for Newco and Company are set forth on Exhibit C, as may be modified by either party from time to time upon prior written notice to the other.

(b) In the event of any dispute arising out of or related to this Agreement, one party shall notify the other of its request to resolve a dispute. The Service Coordinators shall then meet on the telephone or in person to attempt to reach a mutually satisfactory resolution to the dispute. If the Service Coordinators are unable to reach a mutually satisfactory resolution to the dispute after ten (10) Business Days, the dispute shall be referred to an executive committee comprised of senior executive officers of each of Newco and Company. Such executive committee shall meet on the telephone or in person to attempt to reach a mutually satisfactory resolution to the dispute. If the executive committee is unable to reach a mutually satisfactory resolution to the dispute after ten (10) Business Days, each party may pursue any and all remedies available to it at law or equity, subject to Section 7.12. The foregoing shall not preclude a party from seeking any temporary or preliminary injunctive relief from a court of competent jurisdiction while the parties undertake such dispute resolution proceedings.

ARTICLE

III PAYMENT

Section 3.01 Fees. In consideration for the each of the Services, Company shall pay to Newco the applicable fee set forth on Exhibit A. In addition, Services Recipients are responsible for and shall pay (a) a pro-rata portion of all expenses and increased costs resulting from improvements made during the Term for the common benefit of Services Recipients, their customers, and Newco, which pro-rata portion shall reflect 30% of such improvements during the Term upon mutual agreement of the parties, it being understood that Services Recipients are also responsible for and shall pay any related pro-rata portion of amortization expense; (b) all expenses and increased costs resulting from any improvements requested by and made for the sole benefit of the Services Recipients or their customers, and (c) a pro-rata portion of all expenses and increased costs resulting from improvements made during the Term as necessary to maintain the Services in accordance with the requirements of this Agreement, which pro-rata portion shall reflect 30% of such improvements during the Term, it being understood that Services Recipients are also responsible for and shall pay any related pro-rata portion of amortization expense.

Section 3.02 Billing and Payment Terms. Any amounts due under this Agreement shall be billed and paid for in the following manner: (a) Newco shall invoice Company on a monthly basis (such invoice to set forth a description of the Services provided and such other supporting documentation and other information as reasonably requested by Company) for all Services delivered during the preceding month and any sales, use or similar taxes imposed on such Services; and (b) each such invoice shall be payable within thirty (30) days after Company’s receipt of the invoice.

ARTICLE IV

ACCESS

Section 4.01 Access. On the terms and subject to the conditions contained herein, Services Recipients and their customers may have access to the Licensed Space twenty-four (24) hours per day for each day of the Term. At all times during the Term, the Services

Recipients shall provide Newco personnel providing the Support Services reasonable ingress to and egress from the Licensed Space for any purpose reasonably connected with the delivery of Support Services hereunder. In addition, Newco or the authorized agents of Newco shall have the right to enter the Licensed Space in the case of an emergency, or to make repairs or other alterations and additions thereto or to any other portion of the Building.

Section 4.02 Facilities Security. Newco shall employ the same facility security methods employed by Iceland within the six (6) month period prior to the Closing (except to the extent any reduction in the manner or basis of the provision of such facilities security is not, individually or in the aggregate with all reductions to any services, materially adverse to the conduct of Services Recipients’ business or Services Recipients’ relationship with any customer, and provided that such reduction is consistent with a reduction in such facilities security with respect to Newco’s business).

Section 4.03 Equipment Security. Newco acknowledges that, as a result of the proximity of the Licensed Space to other areas of the Building, Newco or its invitees may have access to Services Recipients’ and their customers’ equipment. Newco will not access, disable, service, interfere with or tamper with, and will ensure that its invitees will not access, disable, service, interfere with or tamper with, such equipment. Likewise, Services Recipients will not access, disable, service, interfere with or tamper with, and will ensure that their invitees will not access, disable, service, interfere with or tamper with, any computer or communications equipment not controlled by Services Recipients or their customers. If Newco, a Services Recipient or a Services Recipient customers determines or is notified that any of its personnel or invitees have accessed, disabled, serviced, interfered with or tampered with such equipment, such Person shall immediately terminate such personnel’s access to the Building. The parties acknowledge that certain equipment in the Licensed Space is shared equipment, which may be accessed, serviced or disabled by Newco, or as agreed by Newco, by Services Recipients.

Section 4.04 Records and Inspection Rights. During the Term and for three (3) years thereafter, Newco will maintain accurate records arising from or related to any Service provided hereunder, including (a) accounting records and documentation produced in connection with the provision of any Service and (b) records with respect to improvements under Section 3.01 and, upon reasonable notice from any Services Recipient, shall make such records available for inspection and copying (at such Services Recipient’s expense) during regular business hours.

Section 4.05 Confidential Information. All Confidential Information of one party (“Disclosing Party”) received by the other party (“Receiving Party”) in connection with this Agreement or by reason of the provision of Services pursuant hereto, shall be held in confidence, and the Receiving Party shall take all steps reasonably necessary to preserve the confidentiality thereof. Without limiting the generality of the foregoing, the Receiving Party shall hold such information in confidence with the same degree of care with respect to such Confidential Information as the Receiving Party would take to preserve the confidentiality of its own similar information. One party’s Confidential Information shall not be used or disclosed by the other party for any purpose except as necessary to implement or perform this Agreement or the provision of Services pursuant hereto, or except as required by applicable Law, provided that to the extent permitted under applicable Law the Disclosing Party is given a reasonable opportunity to obtain a protective order. The Receiving Party shall limit its use of and access to the

Disclosing Party’s Confidential Information to only those of its employees and other representatives whose responsibilities require such use or access. The Receiving Party shall advise all such employees and other representatives of the confidential nature of the Confidential Information and require them to abide by the terms of this Agreement. The Receiving Party shall be liable for any breach of this Agreement by any of its employees and other representatives. Notwithstanding anything otherwise set forth herein, a Receiving Party may disclose Confidential Information: (a) to the extent revealed to a government agency with regulatory or oversight jurisdiction over one or more of the Services Recipients; or (b) in the course of fulfilling any of the Receiving Party’s regulatory responsibilities, including responsibilities over members and associated persons under the Exchange Act or other applicable law. “Confidential Information” of a Disclosing Party means all business information disclosed by the Disclosing Party to the Receiving Party in connection with this Agreement or the provision of Services pursuant hereto unless it is or later becomes publicly available through no breach of the terms hereof by the Receiving Party, or it was or later is rightfully developed or obtained by the Receiving Party from independent sources free from any duty of confidentiality. Confidential Information shall include the terms of this Agreement, but not the fact that this Agreement has been signed, the identity of the parties hereto or the identity of Services.

ARTICLE V

TERM AND TERMINATION

Section 5.01 Term and Termination

(a) The initial term of this Agreement begins on the Closing Date and shall continue for six (6) months (the “Initial Term”). “Term” means the Initial Term together with any Renewal Terms (as defined below) and automatic renewals in accordance with Section 5.01(b).

(b) At the conclusion of the Initial Term, this Agreement shall be renewable, at Company’s option subject to the terms of this Section 5.01(b) for no more than two (2) additional six (6) month terms (each a “Renewal Term”). Within three (3) months after the Closing Date, Company shall provide notice to Newco of its renewal of this Agreement for an initial Renewal Term. Prior to the end of the Initial Term, Company shall provide notice to Newco of its renewal of this Agreement for a second Renewal Term. If Services Recipients or their customers fail to vacate the Licensed Space or to comply with Section 2.03 by the end of the Initial Term or any Renewal Term, then this Agreement shall automatically renew on a month-to-month basis until such time as Services Recipients and their customers vacate the Licensed Space and comply with Section 2.03. In consideration of each such automatic renewal month or portion thereof, Company shall pay to Newco the fee set forth on Exhibit A for such month-to-month renewal.

(c) Subject to Section 2.07, either party may terminate this Agreement immediately in the event that the other breaches any of its obligations under this Agreement and does not cure the breach within thirty (30) days after written notice thereof.

ARTICLE VI

INDEMNIFICATION; LIMITATION OF LIABILITY

Section 6.01 Indemnification by Company. Company shall indemnify, defend and hold harmless the Newco Indemnitees from and against any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys’ fees and expenses in connection therewith) (collectively, “Losses”) suffered by the Newco Indemnitees arising out of or resulting from, directly or indirectly:

(a) any breach of this Agreement by Company; or

(b) damages to or loss or destruction of any property (including property of Newco or any Services Recipient or any of their employees or other representatives), injury to or death of any person (including employees or other representatives of Newco or any Services Recipient) or claims by customers or other third parties, which are the result of any Services Recipient’s or its respective employee’s or other representative’s negligent acts or omissions in connection with this Agreement.

Section 6.02 Indemnification by Newco. Newco shall indemnify, defend and hold harmless the Company Indemnitees from and against any and all Losses suffered by the Company Indemnitees arising out of or resulting from, directly or indirectly:

(a) any breach of this Agreement by Newco; or

(b) damages to or loss or destruction of any property (including property of Newco or any Services Recipient or any of their employees or other representatives), injury to or death of any person (including employees or other representatives of Newco or any Services Recipient) or claims by customers or other third parties, which are the result of Newco’s or its employee’s or other representative’s negligent acts or omissions in connection with this Agreement.

Section 6.03 Indemnification Procedures

(a) If a Third Party Claim with respect to which Newco or the Company, as the case may be, may be obligated to provide indemnification, such Indemnitee shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this Section 6.03 shall not relieve the related Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Loss that has been or may be sustained by such Indemnitee.

(b) If an Indemnitee gives notice of a Third Party Claim to an Indemnifying Party, the Indemnifying Party shall have thirty (30) days after receipt of notice to elect, at its option, to assume and control the defense of, at its own expense and by its own counsel, any such Third Party Claim and shall be entitled to assert any and all defenses available to the Indemnitee to the fullest extent permitted by applicable law. If the Indemnifying Party shall undertake to compromise or defend any such Third Party Claim, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such Third Party Claim; provided, however, that the Indemnifying Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the prior written consent of the Indemnitee (which consent will not be unreasonably withheld or delayed) unless the relief consists solely of money damages and includes a provision whereby the plaintiff or claimant in the matter releases the Indemnitees from all liability with respect thereto. Notwithstanding an election to assume the defense of such Action, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the Indemnitee shall have determined in good faith that an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate or (ii) the Indemnifying Party shall have authorized the Indemnitee to employ separate counsel at the Indemnifying Party’s expense. In any event, the Indemnitee and Indemnifying Party and their counsel shall cooperate in the defense of any Third Party Claim and keep such persons informed of all developments relating to any such Third Party Claim, and provide copies of all relevant correspondence and documentation relating thereto. All costs and expenses incurred in connection with the Indemnitee’s cooperation shall be borne by the Indemnifying Party. In any event, the Indemnitee shall have the right at its own expense to participate in the defense of such asserted liability. If the Indemnifying Party receiving such notice of Third Party Claim does not elect to defend such Third Party Claim or does not defend such Third Party Claim in good faith, the Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party’s expense, to defend such Third Party Claim; provided, however, that (i) the Indemnitee shall not have any obligation to participate in the defense of, or defend, any such Third Party Claim; (ii) the Indemnitee’s defense of or participation in the defense of any such claim shall not in any way diminish or lessen the obligations of the Indemnifying Party under this Article VI; and (iii) the Indemnitee shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed).

Section 6.04 Consequential Damages. EXCEPT WITH RESPECT TO CLAIMS ARISING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, AND CLAIMS THAT ARISE OUT OF SECTION 4.04, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST REVENUES, LOST PROFITS, LOSS OF BUSINESS OR ANY INCIDENTAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT OR OTHERWISE, AND WHETHER OR NOT FORESEEABLE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE SAKE OF CLARITY, THIS SECTION 6.04 SHALL NOT LIMIT THE PARTIES’ INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTIONS 6.01 AND 6.02, EXCEPT THAT NEITHER PARTY SHALL BE ENTITLED TO ASSERT A

CLAIM FOR CONSEQUENTIAL DAMAGES AGAINST THE OTHER. WITH RESPECT TO CLAIMS FOR CONSEQUENTIAL DAMAGES PERMITTED UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY FOR ALL SUCH CLAIMS HEREUNDER EXCEED $500,000.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 Force Majeure. Except for the payment of money, neither party shall be liable for, nor shall either party be considered in breach of this Agreement due to, any delays or failure to form its obligations under this Agreement as a result of a cause, condition or event beyond its control, including any act of God or a public enemy, act of any military, civil or regulatory authority, change in any law or regulation, fire, flood, earthquake, storm or other like event, disruption or outage of communications (including the Internet or other networked environment) power or other utility, labor problem, unavailability of supplies, or any other cause, whether similar or dissimilar to any of the foregoing (each, a “Force Majeure Event”), which could not reasonably have been prevented by the non-performing party. To the extent Newco has a right to terminate any agreement necessary for Newco’s provisioning of Services because of a Force Majeure Event (whether or not it exercises such right of termination), Company shall have the same option to immediately terminate Services hereunder.

Section 7.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, but any such assignment by any party hereto shall not relieve such assigning party of any of its obligations or agreements hereunder unless expressly agreed to in writing by each other party hereto in its sole discretion; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, upon written notice to the other party, (i) the Company may assign its rights and/or delegate its obligations hereunder to any one or more of its Subsidiaries and (ii) Newco may assign its rights and/or delegate its obligations hereunder to any one or more of its Subsidiaries; provided, that no such assignment or delegation shall relieve Newco or the Company of its obligations hereunder without the written consent of the other.

Section 7.03 No Waiver. No waiver by either party hereto of any breach of any covenant, agreement, representation or warranty hereunder shall be deemed a waiver of any preceding or succeeding breach of the same. The exercise of any right granted to either party herein shall not operate as a waiver of any default or breach on the part of the other party hereto. Each and all of the several rights and remedies of either party hereto under this Agreement shall be construed as cumulative and no one right as exclusive of the others.

Section 7.04 Entire Agreement; Amendments. This Agreement (together with the documents and instruments referred to herein, including the Transaction Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto and thereto any rights or remedies; provided, however, that the Indemnitees are intended to be third party beneficiaries of the provisions of Article VI and each of such persons shall have the right to enforce such provisions as if they were parties hereto.

Section 7.05 Notices. All notices, requests and demands to or upon the respective parties hereto, and all statements, accountings and payments given or required to be given hereunder, shall be made by personal service, or sent by certified mail, return receipt requested, postage prepaid, or by facsimile addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto, and shall be deemed received when delivered to the designated address:

if to Newco, to:

Alex Goor

Co-President

Instinet Group, LLC

3 Times Square - 8th Floor

New York, New York 10036

with a copy to:

Instinet Group, LLC

Office of the General Counsel

3 Times Square - 7th Floor

New York, New York 10036

if to Company, to:

Sue Ann Gillespie

Vice President

The Nasdaq Stock Market, Inc.

80 Merritt Blvd.

Trumbull, Connecticut 06611

with a copy to:

The Nasdaq Stock Market, Inc.

Office of the General Counsel, Contracts Group

9600 Blackwell Road

Rockville, Maryland 20850

Section 7.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without reference to such State’s principles of conflict of laws.

Section 7.07 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such expenses.

Section 7.08 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as neither the economic nor legal substance of the transactions contemplated herein is affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

Section 7.09 Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement. Notwithstanding the terms of this Agreement, each party retains responsibility for the management and operation of all aspects of their respective business, that the role of Newco as it relates to the Services is that of a service provider, and that Newco does not assume any general management or operational responsibility for any aspect of the Services Recipients’ business.

Section 7.10 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 7.11 Specific Performance. The parties agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedy at law or equity, each party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any Action should be brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

Section 7.12 Jurisdiction; Venue; Waiver of Jury Trial. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery or any Federal court located in the State of Delaware in the event of any Action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any Action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or a Federal court sitting in the State of Delaware. In any Action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each party irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such Action is brought in an inconvenient forum or that the venue of such Action is improper. Each of the parties also hereby agrees that any final and unappealable judgment against a party in connection with any such Action shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such judgment shall be conclusive evidence of the fact and amount of such judgment. To the fullest extent permitted by law, each of the parties irrevocably waives all right to trial by jury in any Action or counterclaim arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement.

Section 7.13 Survival. Article 1, Sections 4.04 and 4.05, Article VI, and Sections 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.08, 7.09, 7.12 and this Section shall survive termination of this Agreement for the period of time set forth therein or, to the extent not specified, indefinitely.

Section 7.14 Services Recipient Obligations. Notwithstanding anything to the contrary contained in this Agreement, Parent guarantees all Company’s payment and indemnification obligations.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

INSTINET HOLDINGS INCORPORATED

By:	/s/ Michael Bingle
Name:	Michael Bingle
Title:	Managing Director

NORWAY ACQUISITION CORP.

By:	/s/ David Warren
Name:	David Warren
Title:	Chief Financial Officer

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena Friedman
Name:	Adena Friedman
Title:	Executive Vice President